EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT  (“Amendment”), is made effective as of January 9, 2015 (the “First Amendment Date”), by and between DATALINK CORPORATION, a Minnesota corporation, having its chief executive office located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota  55344 (“Borrower), and CASTLE PINES CAPITAL LLC, a Delaware limited liability company, having its chief executive office located at 116 Inverness Drive East, Suite 375, Englewood, Colorado  80112 (“CPC”). Capitalized terms not defined herein have the meanings given to them in the Credit Agreement (as defined herein).

W I T N E S S E T H :

WHEREAS, CPC and Borrower are parties to that certain Credit Agreement dated as of July 17, 2013 (the “Existing Credit Agreement”, together with the amendment referred to herein, and as may further be amended, modified or amended and restated from time to time, “Credit Agreement”); and

WHEREAS, Borrower and CPC desire to increase the credit facility, modify certain covenants and extend the termination date, among other things;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

SECTION ONE — Amendments.

A.                                    Section 1.1 of the Existing Credit Agreement is hereby amended by deleing the number “$40,000,000” in the third line of the first sentence thereof, and replacing same with the number “$50,000,000”.

B.                                    Section 1.2 of the Existing Credit Agreement is hereby amended by deleting the existing paragraph “(d)” and replacing it with the following new paragraph:

“(d)                           RESERVED.”

C.                                    Section 4.9 of the Existing Credit Agreement is hereby amended by deleting the number  “$20,000,000” in paragraph “(a), Tangible Net Worth”, and replacing it with the following new number:  “$30,000,000”.

D.                                    Section 4.9 of the Existing Credit Agreement is hereby amended by deleting the existing paragraph “(b), Maximum Funded Debt to EBITDA Ratio”, and replacing it with the following new paragraph:

“(b)                           RESERVED.”

E.                                     Section 4.9 of the Existing Credit Agreement is hereby amended by deleting the existing paragraph “(c), Minimum Quarterly Net Income”, and replacing it with the following new paragraph:

“(c)                           Minimum Quarterly Free Cash Flow.  Borrower will have Free Cash Flow of at least $5,000,000 at the end of each fiscal quarter for the trailing twelve month period then ended, commencing December 31, 2014, and continuing at the end of each fiscal quarter thereafter.

Free Cash Flow means, with respect to the trailing twelve months ending as of any period of measurement, an amount equal to:

Recurring Operating EBITDA

minus

(a) the sum of:

(i) unfinanced capital expenditures, plus

(ii) income taxes paid in cash by Borrower, plus

(iii) Distributions paid in cash during such period,

minus

(b) the sum of:

(i) interest expense paid in cash, plus

(ii) current maturities of long term debt, during such period.

Distribution means (a) any distribution, dividend or payment to any person on account of any equity interest of Borrower, (b) loans by Borrower to any holder of equity interests of Borrower, (c) any payment of management, consulting or similar fees payable by Borrower or any subsidiary of Borrower to any affiliate of Borrower, or (d) any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim of rescission with respect to any equity interest of Borrower.

Net Income means, with respect to the trailing twelve months ending as of any period of measurement, net earnings (or net loss) after taxes of the Borrower during such period determined in accordance with GAAP.

Recurring Operating EBITDA means, with respect to the trailing twelve months ending as of any period of measurement, an amount equal to: Net Income, plus (a) the such of the following to the extent deducted in calculating such Net Income, the sum of: (i) interest expenses for such period, plus, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower for such period, plus (iii) depreciation and amortization expense for such period and plus (iv) other non-cash or non-recurring expenses of the Borrower reducing such Net Income (including without limitation non-cash stock-based compensation expense), and minus (b) all non-cash or non-recurring items increasing Net Income for such period.

F.                                      Exhibit A of the Existing Credit Agreement is hereby amended by deleting the existing definition “Termination Date”, and replacing it with the following new definition in the appropriate alphabetical sequence:

“Termination Date” means January 9, 2018.

SECTION TWO — Conditions to Effectiveness.  This Amendment shall be effective as of the First Amendment Date provided:

A.                                    CPC has received counterparts of this Amendment executed by the Borrower;

B.                                    CPC has received a secretary certificate containing certified copies of all Articles of Incorporation, the Borrower’s By-Laws each as amended to date, certificate of incumbency and resolutions of Borrower approving the terms of and performance under this Amendment.

C.                                    No event shall have occurred since December 31, 2013, which has a material adverse effect on the business, assets, revenues, financial condition or Collateral of Borrower, the ability of

Borrower to perform Borrower’ payment obligations when due or to perform any other material obligation under the Credit Agreement; or any right, remedy or benefit of CPC under the Credit Agreement; and

D.                                    CPC has received such other certificates, resolutions, agreements, documents and information as requested by CPC and its counsel.

In addition, the effectiveness of this Amendment is conditioned upon the continuing accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE — Representations and Warranties. In order to induce CPC to enter into this Amendment, Borrower represents and warrants to CPC that (i) the Credit Agreement, as amended, does remain the legal, valid, enforceable and binding obligation of Borrower, (ii) no Default has occurred and is continuing, (iii) all of the representations and warranties in the Credit Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (iv) Borrower have no claims, defenses, or offsets against CPC.

SECTION FOUR - Miscellaneous. Borrower waives notice of CPC’s acceptance of this amendment. All other terms and provisions of the Credit Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

SECTION FIVE — Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SIX — Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to any provisions thereof relating to conflicts of law).

THIS AMENDMENT AND THE CREDIT AGREEMENT CONTAIN BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

(Signature Page(s) to Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first set above.

BORROWER:

DATALINK CORPORATION

		By:	/s/ Gregory T. Barnum
		Name:	Gregory T. Barnum
		Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:

CASTLE PINES CAPITAL LLC

By:	/s/ Lloyd Squire
Name:	Lloyd Squire
Title:	Regional Manager